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                                                                    Exhibit 10.4

                   COLLEGIS, INC. EMPLOYEE STOCK PURCHASE PLAN

         1. PURPOSE. Collegis, Inc., a Delaware corporation (the "Company"), has established this Collegis, Inc. Employee Stock Purchase Plan (the "Plan") to encourage and enable its eligible employees and the eligible employees of its Subsidiaries to acquire the Company's Common Stock, and to align more closely the interests of those individuals and the Company's stockholders. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

         2. DEFINITIONS. Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized:

                  "BOARD" means the Company's Board of Directors.

                  "BUSINESS DAY" means any day the New York Stock Exchange is open for business.

                  "CHANGE IN CONTROL" means the occurrence of any of the following events:

                  (a) An acquisition after the Effective Date by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of Common Stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (iv) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (v) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

                  (b) A change in the composition of the Board such that the individuals who, as of the IPO Date, constitute the Board (such Board shall be hereinafter referred to as the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the IPO Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that

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         any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (c) Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity ("CORPORATE TRANSACTION"); in each case, unless immediately following such Corporate Transaction (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  However, in no event will a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group that consummates the Change in Control transaction. A Participant will be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except: (i) passive ownership of less than 2% of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors).

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the Compensation Committee of the Board.


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                  "COMMON STOCK" means the Company's Common Stock, par value
$0.01 per share.

                  "COMPENSATION" means the Participant's total gross compensation, including salary, bonuses and commissions, paid to the Participant during a given payroll period, but excluding any amounts realized from the exercise of a stock option or from the sale, exchange, or other disposition of shares acquired under this Plan or any other stock purchase or option plan.

                  "DESIGNATED SUBSIDIARY" means any domestic or foreign Subsidiary that the Board has designated from time to time, in its sole discretion, as eligible to participate in the Plan.

                  "ELIGIBLE EMPLOYEE" means an employee who is eligible to participate in the Plan pursuant to Section 4.

                  "EMPLOYEE" means each and every person employed by the Company or a Designated Subsidiary, and whom the Company or Designated Subsidiary classifies as a common law employee. For purposes of this definition of Employee, and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by the Company or by a Designated Subsidiary, in its discretion, as employees under Code Section 3121(d) (including, but not limited to, individuals classified by the Company or a Designated Subsidiary as independent contractors and non-employee consultants) and individuals who are classified by the Company or by a Designated Subsidiary, in its discretion, as employees of any entity other than the Company or a Designated Subsidiary, do not meet the definition of Employee and are ineligible for benefits under the Plan, even if the classification by the Company or Designated Subsidiary is later determined to be erroneous, or is retroactively revised. In the event the classification of an individual who is excluded from the definition of Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Employee and shall be ineligible for benefits for all periods prior to the date the Company or Designated Subsidiary determines its classification of the individual is erroneous or should be revised.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

                  "FAIR MARKET VALUE" means as of any given day: (i) the average of the high and low trading prices of the Common Stock on the national securities exchange on which the Common Stock is listed (if the Common Stock is so listed) or on the Nasdaq Stock Market (if the Common Stock is regularly quoted on the Nasdaq Stock Market); (ii) if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Common Stock in the over-the-counter market; and (iii) if such bid and asked prices are not available, as reported by any nationally recognized quotation service selected by the Committee or as determined by the Committee.

                  "GRANT DATE" means the first day of a Purchase Period, each January 1 and July 1.

                  "IPO DATE" means the effective date of the Company's Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock.


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                  "OPTION" means an irrevocable option to purchase shares of
Common Stock under the Plan, pursuant to the terms and conditions thereof.

                  "PARTICIPANT" means an Eligible Employee who is participating in the Plan pursuant to Section 5.

                  "PERSON" has the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

                  "PLAN" means this Collegis, Inc. Employee Stock Purchase Plan, as amended from time to time.

                  "PLAN ACCOUNT" means an account maintained by the Company or its designated recordkeeper for each Participant, to which the Participant's payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged and to which shares of Common Stock purchased are credited.

                  "PLAN ADMINISTRATOR" means the Board, or such person or persons, including a committee, as the Board (or the Committee) may appoint to administer the Plan. The Board (or the Committee) may at any time remove or replace the Plan Administrator.

                  "PURCHASE DATE" means except as provided in Sections 16 and 22, the last day of each Purchase Period, each June 30 and December 31.

                  "PURCHASE PERIOD" means a period of six months commencing on January 1 and July 1 each year, except as otherwise set forth in the Plan.

                  "PURCHASE PRICE" means the Purchase Price of the shares of Common Stock that are to be sold under the Plan on the Purchase Date next following each Grant Date. The Purchase Price will be the lesser of: (i) 85% of the Fair Market Value of Common Stock on the Grant Date; or (ii) 85% of the Fair Market Value of Common Stock on the Purchase Date next following the Grant Date.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

                  "SUBSIDIARY" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Subsidiary status as to a particular Option grant will be determined at the time the Option is granted. A "domestic Subsidiary" is any Subsidiary organized under the laws of the United States of America. A "foreign Subsidiary" is a Subsidiary organized outside the laws of the United States of America.

         3. STOCK SUBJECT TO THE PLAN. Subject to Section 13, the aggregate number of shares of Common Stock that may be sold under the Plan is 1,000,000. The Company shall have the option to issue and sell authorized but unissued shares, treasury shares, or shares purchased in the


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open market, or any combination thereof, to provide shares of Common Stock for purchase under the Plan.

         4. ELIGIBLE EMPLOYEES. An "Eligible Employee" means at any time, each active Employee of the Company or any Designated Subsidiary, except an Employee who, as of the applicable Grant Date:

                  (a) has been employed for fewer than six months by the Company and the Designated Subsidiaries; or

                  (b) is an executive officer of the Company that is also a "highly compensated employee" as defined in Code Section 414(q).

         5. PARTICIPATION IN THE PLAN.

                  (a) An Eligible Employee may become a Participant in the Plan by completing and filing with the Company or its designated recordkeeper an election form that authorizes payroll deductions from the Eligible Employee's Compensation. Deductions will be made in accordance with the Eligible Employee's election, will begin on the first Grant Date after the election form has been filed, and will continue until the Eligible Employee terminates participation in the Plan or the Plan is terminated. An Eligible Employee may participate in the Plan only through payroll deductions.

                  (b) Notwithstanding the foregoing or any provision of the Plan to the contrary, an Eligible Employee will not be granted an Option on any Grant Date if, immediately after the Option is granted, he or she owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this paragraph (c), the rules of Code Section 424(d) will apply to determine the Eligible Employee's stock ownership, and stock that an employee may purchase under outstanding options will be treated as stock owned by the Employee.

         6. PAYROLL DEDUCTIONS. This Plan shall be operated as a payroll deduction plan.

                  (a) PURCHASE PERIODS. Each payroll period, the Company will make payroll deductions from the Compensation paid to each Participant in the percentage elected by the Participant in his or her election form. Deduction elections must be made in whole percentages of Compensation from 1 to 10%.

                  (b) LIMITATIONS ON OPTIONS. Notwithstanding the foregoing or any provision of the Plan to the contrary, no Eligible Employee will be granted an Option under this Plan if, as a result, during any calendar year the Option remained outstanding, he or she would first be able to exercise options under Section 423 Plans for stock with a Fair Market Value of more than $25,000 in the aggregate (determined as of each Grant Date). For purposes of this Section 6, "Section 423 Plans" means this Plan and all other plans of the Company and its Subsidiaries that are intended to qualify under Code Section 423.


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         7. CHANGES IN PAYROLL DEDUCTIONS. Subject to the minimum and maximum deduction limits set forth above, a Participant may change the amount of his or her payroll deductions as of the next Grant Date by filing a new election form with the Company or its designated recordkeeper at least fifteen Business Days before the next Grant Date. The new election form will be effective until revoked in writing.

         8. TERMINATION OF PARTICIPATION IN PLAN. A Participant's participation in the Plan will end when he or she ceases for any reason to be employed by the Company or any Designated Subsidiary. Any payroll deductions credited to the Plan Account of a former Participant who is no longer employed by the Company or any of its Designated Subsidiaries, but not yet invested in Common Stock, will be paid to the former Participant in cash as soon as practicable following his or her employment termination. At any time and for any reason, a Participant may voluntarily withdraw from participation in the Plan by delivering a written notice of the termination to the Company or its designated recordkeeper. The Company will cease making Plan payroll deductions from the Participant's Compensation within fifteen days after it receives the notice. If an active Employee of the Company or any Designated Subsidiary terminates his or her Plan participation, any payroll deductions credited to his or her Plan Account will be used to buy shares of Common Stock on the next Purchase Date. An Eligible Employee who has voluntarily terminated his or her participation in the Plan may rejoin the Plan by filing a new election form in accordance with Section 6(a).

         9. PURCHASE OF SHARES.

                  (a) On each Grant Date, each Participant will be deemed to have been granted an Option.

                  (b) On each Purchase Date, each Participant will be deemed, without any further action, to have purchased a number of whole or fractional shares (calculated to the fourth decimal place) of Common Stock determined by dividing the Purchase Price into the balance in the Participant's Plan Account on the Purchase Date. Any amount remaining in the Participant's Plan Account will be carried forward to the next Purchase Date unless the Plan Account is closed.

                  (c) As soon as practicable after each Purchase Date, individual statements showing the number of shares of Common Stock purchased on that Purchase Date on behalf of each Participant will be delivered to each Participant.

                  (d) Upon request, a Participant may receive a stock certificate for whole shares of Common Stock that are held in his or her Plan Account. Notwithstanding the preceding sentence, if the Participant's employment with the Company and all Designated Subsidiaries terminates, he or she will be issued a stock certificate for whole shares of Common Stock in his or her Plan Account as soon as administratively feasible after the termination. The Participant may elect whether the stock certificate will be issued in his or her name, or in his or her name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment will be made for any fraction of a share in the Participant's account, if necessary to close the Plan Account.


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         10. RIGHTS AS A STOCKHOLDER. A Participant shall not be treated as the owner of Common Stock until the Purchase Date of such stock under the Plan. As of the Purchase Date, a Participant will be treated as the record owner of shares purchased for him or her under the Plan.

         11. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. No rights or payroll deductions of a Participant will be subject to execution, attachment, levy, garnishment or similar process.

         12. APPLICATION OF FUNDS. All funds of Participants received or held by the Company under the Plan before purchase of shares of Common Stock will be held by the Company without liability for interest or other increment.

         13. ADJUSTMENTS IN CASE OF CHANGES AFFECTING SHARES. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change in Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event that affects the Common Stock: (a) the number of shares of Common Stock approved for the Plan shall be increased or decreased proportionately, and (b) the Committee may determine, in its sole discretion, that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan.

         14. ADMINISTRATION OF THE PLAN. The Plan Administrator will administer the Plan. The Plan Administrator has authority to make rules and regulations for Plan administration, and full authority and discretion and authority to interpret the Plan's terms and make decisions under it. The Plan Administrator's interpretations and decisions regarding the Plan and its rules and regulations will be final and conclusive. It is intended that the Plan at all times meet the requirements of Code Section 423, and the Plan Administrator will, to the extent possible, interpret the provision of the Plan so as to carry out that intent.

         15. AMENDMENTS TO THE PLAN. At any time or from time to time, the Board may amend or modify the Plan. Notwithstanding the foregoing, other than as provided in Section 13 or 16, the Plan may not be amended to increase or decrease the number of shares authorized for purchase under the Plan, to decrease the Purchase Price, or, except as needed to conform the Plan to the requirements of the Code, to alter the Plan in any way that would cause it to fail to meet the requirements of Code Section 423, or that would retroactively and adversely affect the interests of Participants.

         16. TERMINATION OF PLAN. The Plan will terminate on the earlier of:

                  (a) the tenth anniversary of the IPO Date;

                  (b) the date as of which the Board terminates the Plan (as provided below); and


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                  (c) the date no more shares of Common Stock remain to be
         purchased under the Plan.

         The Board may terminate the Plan as of any date, and the date of termination will be deemed a Purchase Date. If on that Purchase Date Participants in the aggregate have Options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant will be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis, and any payroll deductions remaining in his or her Plan Account after share purchases will be returned to the Participant, all as provided by rules and regulations adopted by the Plan Administrator.

         17. COSTS. The Company will pay all costs and expenses incurred in administering the Plan. Any costs or expenses of selling shares and certificating shares of Common Stock acquired under the Plan will be borne by the Participant.

         18. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver its Common Stock under the Plan is subject to any governmental approvals required in connection with the authorization, issuance or sale of such stock.

         19. APPLICABLE LAW. This Plan will be interpreted under the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of Delaware. This Plan is not to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Code Section 423. Any provisions required to be set forth in this Plan by Code Section 423 are hereby incorporated by reference.

         20. EFFECT ON EMPLOYMENT. The provisions of this Plan will not affect the right of the Company, any Subsidiary or any Participant to terminate the Participant's employment with the Company or any Subsidiary. Nothing in this Plan will be deemed to create a contract for the employment of any person.

         21. WITHHOLDING. The Company reserves the right to withhold from shares of Common Stock or cash distributed to a Participant any amounts it is required by law to withhold.

         22. CHANGE IN CONTROL PROVISIONS. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, each Option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses or is unable to assume or substitute for outstanding Options, the Purchase Period then in progress shall be shortened and a new Purchase Date shall be set (the "NEW PURCHASE DATE"), as of which date the Purchase Period then in progress will terminate. The New Purchase Date shall be on or immediately before the effective time of the Change in Control, and the Plan Administrator shall notify each Participant in writing, at least 10 days before the New Purchase Date, that the Purchase Date for his or her Option has been changed to the New Purchase Date, and that the Participant's Option will be exercised automatically on the New Purchase Date unless the Participant has withdrawn from the Plan pursuant to
Section 8.


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         23. EFFECTIVE DATE. The Plan will become effective as determined by the
Board in its discretion. Notwithstanding the foregoing or any other provision of this Plan, the Plan will not become effective unless the stockholders of Company approve it within twelve months after the date the Board adopts the Plan.

         24. NO CORPORATE ACTION RESTRICTION. The existence of the Plan and/or the Options granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the Company's stockholders to make or authorize
(a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, Employee, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, stockholders or agents of the Company or any Subsidiary, as a result of any such action.

         25. NOTICES. All notices or other communications by an Employee or Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.


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